UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 29, 2008, Helix Energy Solutions Group, Inc. (“Helix”) completed a $120 million increase in its revolving line of credit. On December 21, 2007, Helix entered into Amendment No. 1 to Credit Agreement effective as of November 29, 2007 (“First Amendment”), to that certain Credit Agreement dated July 3, 2006 by and among Helix, Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”). The First Amendment provided for certain amendments to the Credit Agreement including the addition of an “accordion feature” that would provide for a procedure through which Helix could increase the revolving line of credit by up to $150 million, subject to available credit capacity from existing or new lenders. The First Amendment was filed on a Current Report on Form 8-K on December 21, 2007.

Helix completed the $120 million increase in its revolving line of credit utilizing the accordion feature described above through a combination of an increase in commitments from existing lenders and additional commitments from new lenders.  This increase brings the total availability under the revolving line of credit to $420 million.  There were no changes or amendments to the terms and conditions of the existing Credit Agreement as amended by the First Amendment.  Unless amended or extended by the parties, Helix’s revolving credit facility under the Credit Agreement is due to mature and become due and payable in June 2011.

Item 8.01 Other Events.

Helix’s Annual Meeting of Shareholders was held on May 6, 2008. As of the close of business on March 28, 2008, the record date for the annual meeting, there were 91,680,796 shares of common stock entitled to vote, of which there were 80,488,087 (87.8%) shares present at the annual meeting in person or by proxy. At the annual meeting, stockholders voted on one matter: the election of two Class III Directors for a term of three years expiring at the 2011 Annual Meeting of Shareholders. The voting results were as follows:

Gordon F. Ahalt	For	79,429,410	Withheld	1,058,677
Anthony Tripodo	For	72,433,492	Withheld	8,054,595

The two nominees for Class III Director were elected.

Our Class I Directors Owen Kratz, Bernard J. Duroc-Danner and John V. Lovoi, continue in office until our 2010 Annual Meeting of Shareholders. Our Class II Directors, T. William Porter, William L. Transier and James A. Watt, continue in office until our 2009 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2008

HELIX ENERGY SOLUTIONS GROUP, INC.

By: /s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer